Exhibit 99.2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ACLARIS THERAPEUTICS, INC. DERIVATIVE LITIGATIoN	Lead Case No. 1:19-cv-10641-LJL

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement ("Stipulation") is made and entered into by the following Settling Parties (as defined herein), each by and through their respective counsel:
(1) plaintiffs Keith Allred and Bruce Brown in the above-captioned consolidated stockholder derivative action (together referred to as the "Derivative Plaintiffs"); stockholder Celeste Piper, who has an inspection demand pending with Aclaris Therapeutics, Inc. ("Aclaris" or the "Company") (Celeste Piper and the Derivative Plaintiffs are collectively referred to as "Plaintiffs"); (2) individual defendants Neal Walker, Frank Ruffo, William Humphries, Anand Mehra, Christopher Molineaux, Andrew Powell, Bryan Reasons, Andrew Schiff, and Stephen A. Tullman (collectively, the "Individual Defendants"); and (3) nominal defendant Aclaris (collectively with the Individual Defendants, "Defendants") ("Settling Parties" refers collectively to Defendants and Plaintiffs).

This Stipulation, subject to court approval, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege that, as early as May 8, 2018, and through June 20, 2019, the Individual Defendants issued or caused the Company to issue false and misleading statements and omissions in connection with the risks, efficacy, and side effects of Aclaris' then-product ESKATA™ for the treatment of raised seborrheic keratosis, and failed to ensure the Company maintained adequate internal controls.  The Defendants deny Plaintiffs’ allegations.

A.	The New York Derivative Actions and the Stockholder Demand

On November 15, 2019, plaintiff Allred filed a Verified Shareholder Derivative Complaint on behalf of Aclaris against the Individual Defendants in the Court (defined below), asserting claims for breaches of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and for violations of Section 14(a) of the Securities Exchange Act of 1934.  On November 25, 2019, plaintiff Brown filed his own Verified Shareholder Derivative Complaint on behalf of Aclaris against the Individual Defendants in the Court, asserting the same claims as in plaintiff Allred's complaint.  On December 11, 2019, the parties stipulated to consolidate plaintiff Allred's action and plaintiff Brown's action (collectively, the "Derivative Action").  The Court so ordered the consolidation the next day, on December 12, 2019.

On January 10, 2020, the parties stipulated to stay the proceedings in the Derivative Action until the resolution of a motion to dismiss in a related consolidated securities class action pending in the Court, captioned Rosi v. Aclaris Therapeutics, Inc., et al., Case No. 1:19-cv-07118-LJL-JLC (S.D.N.Y.) (the "Securities Class Action").  The Court so ordered the stipulation the same day.

On July 10, 2020, stockholder Celeste Piper sent the Company a document inspection demand pursuant to title 8, section 220 of the Delaware General Corporation Law Code (the "Inspection Demand").  Counsel for stockholder and counsel for the Company exchanged several communications, and, on August 31, 2020, they entered into an agreement to stay the Inspection Demand until the resolution of the motion to dismiss in the Securities Class Action.

On March 29, 2021, the motion to dismiss in the Securities Class Action was granted in part and denied in part.  On May 6, 2021, the parties in the Derivative Action stipulated to continue the stay of the Derivative Action until the resolution of a motion for summary judgment in the

Securities Class Action, which defendants intended to file had the parties to the Securities Class Action not agreed to a settlement.  The Court so-ordered this stipulation on May 18, 2021.

B.	Settlement Negotiations

After May 6, 2021, consistent with agreements and discussions between the respective Plaintiffs' counsel and counsel for the Defendants, the Plaintiffs agreed with Defendants to attend a mediation at which the parties to the Securities Class Action also participated.  The mediation was set for June 4, 2021, with experienced JAMS mediator Jed D. Melnick, Esq. (the "Mediator").

On May 13, 2021, counsel for the Settling Parties and the parties to the Securities Class Action attended a pre-mediation conference call with the Mediator.  Following the call, the Settling Parties engaged in significant efforts to try to settle the derivative claims in the best interests of the Company.

On May 22, 2021, Plaintiffs sent a settlement demand letter to Defendants, proposing a settlement framework, which included a comprehensive set of corporate governance reforms designed to remedy perceived weaknesses in the Company's internal controls.

On May 25, 2021, the Plaintiffs and the Defendants exchanged substantive mediation briefs, addressing the allegations in the Derivative Action, including arguments and defenses relating to liability and damages.

On June 4, 2021, Defendants responded to Plaintiffs' settlement demand, and provided substantive responses to Plaintiffs' proposed corporate governance reforms.

On June 4, 2021, the Settling Parties attended the full-day mediation via Zoom.  During the mediation, the Settling Parties' negotiations regarding the corporate governance reforms continued.  Late in the day on June 4, 2021, the Settling Parties, with the assistance of the Mediator, reached an agreement in principle on the substantive terms of the proposed settlement, including corporate governance reforms that Aclaris would adopt as consideration for the settlement.

Following the Settling Parties' agreement in principle on the substantive terms of the proposed settlement, the Settling Parties separately negotiated the attorneys' fees and expenses that would be payable in recognition of the substantial benefits achieved through the settlement.  Later in the evening of June 4, 2021, the Settling Parties, with the assistance of the Mediator, reached an agreement on the attorneys' fees and expenses to be paid to counsel for Plaintiffs by the Defendants’ insurer.

On June 8, 2021, the Settling Parties executed a term sheet, which memorialized the material terms of the settlement of the Derivative Action and Inspection Demand ("Settlement Term Sheet"), the terms of which are set forth in full in this Stipulation (the "Settlement").

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims have substantial merit, and Plaintiffs' entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action or Inspection Demand.  However, Plaintiffs and Plaintiffs' Counsel (defined herein) recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals.  Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation.  Plaintiffs' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Action and Inspection Demand.

Plaintiffs' Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Aclaris press releases, public statements, filings with the U.S.

Securities and Exchange Commission ("SEC"); (ii) reviewing and analyzing securities analysts' reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Action; (iv) researching the applicable federal and state law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing complaints in the Derivative Action; (vi) researching, preparing and sending the Inspection Demand and related correspondence; (vii) researching and evaluating factual and legal issues relevant to the claims; (viii) engaging in settlement negotiations with Defendants' counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Action and Inspection Demand, and other issues in an effort to facilitate negotiations; (ix) conducting damages analyses and research into the Company's corporate governance structure in connection with settlement efforts; (x) preparing a comprehensive written settlement demand and modified demands over the course of the parties' settlement negotiations; (xi) preparing a mediation statement; (xii) participating in the full-day mediation; and (xiii) negotiating the Settlement Term Sheet, and negotiating and drafting of this comprehensive Stipulation.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Aclaris.  Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of Aclaris and have agreed to settle the Derivative Action and Inspection Demand upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Action and Inspection Demand.  The Individual Defendants

have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Action or Inspection Demand.  Defendants have further asserted and continue to assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Aclaris and its stockholders.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Action or Inspection Demand to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.  Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this.  Defendants have, therefore, determined that it is in the best interests of Aclaris for the Derivative Action and Inspection Demand to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (defined herein), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	INDEPENDENT DIRECTOR APPROVAL

The members of Aclaris' Board (defined herein), in exercising their business judgment, have unanimously approved this Settlement and each of its terms, including the Corporate Governance Reforms (defined herein) and the Fee and Expense Amount (defined herein), as in the best interests of Aclaris and its stockholders.  The Board acknowledges and agrees that the Settlement is fair, reasonable, and adequate.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1"Aclaris" or the "Company" means nominal defendant Aclaris Therapeutics, Inc., and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.2"Board" means Aclaris' Board of Directors.
1.3"Claims" means claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys' fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether direct or derivative, known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, held at any point from the beginning of time to the date of the Stipulation's execution.
1.4"Corporate Governance Reforms" means the corporate governance measures set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.5"Current Aclaris Stockholders" means any Person or Persons who are record or beneficial owners of Aclaris stock as of the date of this Stipulation, excluding the Individual Defendants, the officers and directors of Aclaris, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.
1.6"Defendants" means the Individual Defendants and nominal defendant, Aclaris.
1.7"Defendants' Counsel" means Katten Muchin Rosenman LLP, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
1.8"Derivative Action" means the above-captioned consolidated shareholder derivative action.
1.9"District Court" means the United States District Court for the Southern District of New York.
1.10"Effective Date" means the date by which all of the events and conditions specified in Section V (¶6.1) have been met and have occurred.
1.11"Final" means the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.
1.12"Individual Defendants" means Neal Walker, Frank Ruffo, William Humphries, Anand Mehra, Christopher Molineaux, Andrew Powell, Bryan Reasons, Andrew Schiff, and Stephen A. Tullman.

1.13"Judgment" means the [Proposed] Order and Final Judgment entered by the District Court that dismisses the Derivative Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.
1.14"Notice" means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form of Exhibit C attached hereto.
1.15"Person" means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.
1.16"Plaintiffs" means plaintiffs Keith Allred and Bruce Brown in this Derivative Action and Aclaris stockholder Celeste Piper.
1.17"Plaintiffs' Counsel" means The Brown Law Firm, P.C. and The Rosen Law Firm, as counsel for the plaintiffs in the Derivative Action, and Robbins LLP, as counsel for the Inspection Demand stockholder, Celeste Piper.
1.18"Preliminary Approval Order" means the [Proposed] Preliminary Approval Order entered by the District Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Aclaris Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.
1.19"Related Parties" means, with respect to any Person, all of such Person's current and former parents, subsidiaries, affiliates, joint ventures, trusts, equity owners, officers, directors, employees, agents, attorneys, accountants, auditors, members, managers, advisors, lenders, insurers, reinsurers, partners, control persons, family members (in their capacities as such), representatives, predecessors, successors, and assigns; and all heirs, executors, trustees, representatives, and administrators of any of the foregoing.
1.20"Released Claims" means all Claims, including both known and Unknown Claims (as defined in Section V (¶1.26) below), through the date of the execution of the Stipulation of Settlement, that: (1) were asserted in the Derivative Action or the Inspection Demand; (2) could be asserted derivatively on behalf of Aclaris and arise out of, relate in any way to, or involve, directly or indirectly, the allegations, facts, occurrences, events, acts, disclosures, representations, statements, omissions, breaches of fiduciary duty or failures to act alleged, involved, set forth, or referred to in the Derivative Action or the Inspection Demand, including but not limited to any allegations, facts, occurrences, events, acts, disclosures, representations, statements, omissions, breaches of fiduciary duty or failures to act based upon, arising out of, relating in any way to, or involving, directly or indirectly, Aclaris' development, manufacturing, sale, commercialization, or marketing of ESKATA, financial disclosures or internal financial or regulatory controls concerning ESKATA, communications with the U.S. Food and Drug Administration and any other state or federal regulatory agency about ESKATA, or the Securities Class Action or any other similar matter; (3) relate in any way to any other demand by a stockholder of Aclaris under Fed. R. Civ. P. 23.1, Del. R. Ch. Ct. 23.1 or similar rule based upon, arising out of, relating in any way to, or involving, directly or indirectly, anything identified in subparagraphs (1)-(2) above; or (4) relate to the Settlement, except for any claims to enforce the Settlement.  Excluded from the term "Released Claims" are all claims alleged in the Securities Class Action.
1.21"Released Persons" means, collectively, Aclaris, the Individual Defendants, and their Related Persons.  "Released Person" means, individually, any of the Released Persons.

1.22"Releasing Parties" means Plaintiffs, all other Current Aclaris Stockholders (solely in their capacity as Aclaris stockholders), Plaintiffs' Counsel, and Aclaris.  "Releasing Party" means, individually, any of the Releasing Parties.
1.23"Settlement" means the settlement and compromise of the derivative claims as provided for in this Stipulation.
1.24"Settlement Hearing" means the hearing set by the District Court to consider final approval of the Settlement.
1.25"Settling Parties" means, collectively, Plaintiffs and Defendants.
1.26"Unknown Claims" means any Released Claim(s) that any Releasing Party or any of their Related Persons do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision whether to object to this Settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Parties and their Related Persons shall expressly waive and relinquish, and each Current Aclaris Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Releasing Parties acknowledge that they and Current Aclaris Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties that the Releasing Parties, their Related Persons, and all Current Aclaris Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts.  The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2.	TERMS OF THE SETTLEMENT
2.1As a result of the filing, prosecution, and settlement of the Derivative Action and Inspection Demand, Aclaris shall, within ninety (90) days of entry of the Judgment, adopt resolutions and amend appropriate committee charters to ensure adherence to the Corporate Governance Reforms, which are identified in Exhibit A attached hereto, for a period of no less than three (3) years.  Aclaris and its Board acknowledge and agree that the Corporate Governance Reforms confer substantial benefits upon Aclaris and its stockholders.  Aclaris also acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action and the Inspection Demand were the cause of the Company's decision to adopt, implement, and maintain the Corporate Governance Reforms.

3.	APPROVAL AND NOTICE
3.1Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Aclaris Stockholders; and (iii) a date for the Settlement Hearing.
3.2Aclaris shall undertake the administrative responsibility for giving notice to Current Aclaris Stockholders, and shall be solely responsible for paying the costs and expenses related to providing notice to Current Aclaris Stockholders.  Within ten (10) calendar days after the entry of the Preliminary Approval Order, Aclaris shall: (i) issue the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action ("Notice"), substantially in the form attached hereto as Exhibit C, via a press release on GlobeNewswire or PR Newswire; (ii) file with the SEC the Notice and Stipulation as exhibits to a Form 8-K; and (iii) post the Notice and the Stipulation on the Investor Overview page of Aclaris' corporate website.  The Notice will contain a link to the page of Aclaris' corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing.  If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Aclaris.  The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Aclaris Stockholders pursuant to applicable law and due process.  At least twenty-one (21) days prior to the Settlement Hearing, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice.

3.3Pending the Court's determination as to final approval of the Settlement, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.  Aclaris and the Defendants may seek to prevent or to stay any other action(s) or claims that assert any Released Claims.
4.	ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES
4.1In consideration of the substantial benefits conferred upon Aclaris as a direct result of the Corporate Governance Reforms and Plaintiffs' and Plaintiffs' Counsel's efforts in connection with the Derivative Action and Inspection Demand, and subject to Court approval, the Individual Defendants shall cause their insurer to pay Plaintiffs' attorneys' fees and expenses in the total amount of four hundred and twenty-five thousand dollars ($425,000) (the "Fee and Expense Amount").  The independent non-defendant directors of Aclaris' Board, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount.  This Settlement shall not be conditioned upon any award of attorneys’ fees and/or expenses to Plaintiffs’ Counsel.
4.2The Fee and Expense Amount or such other amount as may be awarded by the Court (the "Fee and Expense Award") shall constitute final and complete payment for Plaintiffs' attorneys' fees and expenses that have been incurred or will be incurred in connection with the Derivative Action and Inspection Demand.  The Fee and Expense Award shall be funded to the escrow account of The Brown Law Firm, P.C. within twenty (20) business days of the date the Court enters the Preliminary Approval Order and the provision by The Brown Law Firm, P.C. of all required funding information and a completed IRS W-9 form.  The Fee and Expense Award shall only be released from the Escrow Account following the Judgment and entry by the Court of an order approving the Fee and Expense Award.  If the Fee and Expense Amount is ultimately reduced by the Court or the Fee and Expense Award is reduced following any appeal, Plaintiffs' Counsel shall repay the difference to the Defendants' insurer.
4.3Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys' fees awarded among Plaintiffs' Counsel and/or to any other person who may assert some claim thereto.
4.4The Settling Parties further stipulate that Plaintiffs' Counsel may apply to the Court for a service award of up to one thousand five hundred dollars ($1,500) for each of the Plaintiffs ("Service Awards"), only to be paid upon Court approval, and to be paid from the Fee and Expense Award in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Action and Inspection Demand.  Defendants do not oppose Plaintiffs' Counsel's application for these Service Awards.  The failure of the Court to approve any requested Service Award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation.
4.5In the event that the Judgment fails to become Final as defined in Section V (¶1.11) herein, then it shall be the obligation of Plaintiffs' Counsel to make appropriate refunds or repayments to the Defendants' insurer of any attorneys' fees and expenses previously paid within thirty (30) business days from receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction.
5.	RELEASES
5.1Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged -- and by operation of law and of the Judgement shall have fully, finally, and forever released, relinquished, and discharged -- the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Action or Inspection Demand against the Released Persons.
5.2Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged -- and by operation of law and of the Judgment shall have fully, finally, and forever released, relinquished, and discharged -- Plaintiffs and their Related Persons, Plaintiffs' Counsel and their Related Persons, and Current Aclaris Stockholders (solely in their capacity as Aclaris stockholders) and their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action, Inspection Demand, or the Released Claims.
5.3Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.
6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION
6.1The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:
a.Court approval of the content and method of providing notice of the proposed Settlement to Current Aclaris Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Aclaris Stockholders;
b.Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the Derivative Action with prejudice, without awarding costs to any party, except as provided herein;
c.payment of the Fee and Expense Award in accordance with Section V (¶4.2); and

d.the passing of the date upon which the Judgment becomes Final.
6.2If any of the conditions specified above in Section V (¶6.1) are not met, then this Stipulation shall be canceled and terminated subject to Section V (¶6.3), unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.
6.3If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Action as of June 4, 2021; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Award paid to Plaintiffs' Counsel shall be refunded and returned within thirty (30) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action, Inspection Demand, or in any other action or proceeding.  In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Action, Inspection Demand, or in any other proceeding for any purpose.
7.	MISCELLANEOUS PROVISIONS
7.1The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
7.3The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Action, Inspection Demand, and Released Claims.  The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense.  The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws and/or rules governing professional conduct.
7.4Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Action or Inspection Demand.  The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Action or Inspection Demand, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Action, Inspection Demand, or with respect to any of the Released Claims in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this

Stipulation or the Settlement, whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.
7.5This Stipulation may be modified or amended only by a writing signed by the signatories hereto.
7.6This Stipulation shall be deemed drafted equally by all Settling Parties.
7.7No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
7.8Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
7.9The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.10This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.
7.11In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
7.12This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files.  Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
7.13This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State's choice of law principles.
7.14Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, or by a mutually agreed upon private neutral, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.
7.15Except as otherwise expressly provided herein, all Parties shall bear their own fees, costs, and expenses.
7.16Any failure by any Party to this Stipulation to insist upon the strict performance by any other Part of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other Party.
7.17Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
7.18Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the work product doctrine or the joint defense or common interest doctrine.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated July 29, 2021.

Dated: 7/29/2021	THE ROSEN LAW FIRM, P.A. /s/ Phillip Kim
Phillip Kim

275 Madison Avenue, 40th Floor

New York, NY 10016

Telephone: (212) 686-1060

Facsimile: (212) 202-3827

E-mail: pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

E-mail: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Derivative Plaintiffs

Dated: 7/29/2021	ROBBINS LLP /s/ Kevin A. Seely
Kevin A. Seely
5040 Shoreham Place San Diego, CA 92122 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 E-mail: kseely@robbinsllp.com Counsel for Stockholder Celeste Piper
Dated: 7/29/2021	KATTEN MUCHIN ROSENMAN LLP /s/ Jason Vigna
Bruce G. Vanyo Thomas Artaki

575 Madison Avenue New York, New York 10022 Telephone: (212) 940-8800

MINTZ, LEVIN, COHN, FERRIS,

GLOVSKY AND POPEO, P.C.

Jason C. Vigna

666 3rd Avenue

New York, New York 10017

Telephone: (212) 935-3000

Counsel for Defendants Neal Walker, Frank Ruffo, William Humphries, Anand Mehra, Christopher Molineaux, Andrew Powell, Bryan Reasons, Andrew Schiff, and Stephen A. Tullman, and Nominal Defendant Aclaris Therapeutics, Inc.

EXHIBIT A

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ACLARIS THERAPEUTICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-10641-LJL

CORPORATE GOVERNANCE REFORMS TO BE IMPLEMENTED AND MAINTAINED BY ACLARIS AS A RESULT OF THE SETTLEMENT

Within ninety (90) days of issuance of a final order approving the settlement of the Derivative Action and the Inspection Demand by the Court, the Board of Aclaris shall adopt resolutions and amend Board committee charters and/or its Bylaws1 to ensure the adoption, implementation, and maintenance of the Corporate Governance Reforms, which are set forth below, and which shall remain in effect for no less than three (3) years.

Aclaris acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action and the Inspection Demand were the cause of the Company’s decision to adopt, implement, and maintain the Corporate Governance Reforms. Aclaris also acknowledges and agrees that the Corporate Governance Reforms confer substantial benefits to Aclaris and Aclaris’s shareholders.

[1]

The term “Bylaws” refers to the Amended and Restated Bylaws of Aclaris Therapeutics, Inc. (a Delaware Corporation), dated June 23, 2020, and as amended through the date of the acceptance of this Agreement.

1

1.         IMPROVEMENTS TO THE EXECUTIVE COMPLIANCE COMMITTEE

Aclaris maintains an Executive Compliance Committee (the “Compliance Committee”), which is led by the Company’s Chief Compliance Officer (“CCO”) and which provides oversight of the Company’s Compliance Program. In addition to its existing responsibilities, the Compliance Committee shall be responsible for the following:

(a)The Compliance Committee, excluding the CEO and CFO if they are members of the Compliance Committee, shall report to the Audit Committee on an annual basis regarding the CEO’s and CFO’s contribution to Aclaris’ culture of ethics and compliance and their effectiveness and dedication to ensuring Aclaris’ compliance with applicable laws, rules, and regulations;

(b)Within six (6) months of the Court’s final approval of the settlement, the Compliance Committee shall, with the assistance of the CCO and an independent advisor, review Aclaris’ internal controls over compliance and implement changes as necessary. This review shall include an evaluation of the effectiveness of Aclaris’s newly-implemented controls and procedures; and

(c)Aclaris shall promptly post the Compliance Committee Charter, or other governing document, on the corporate governance section of its website.

2.TRAINING IN RISK ASSESSMENT AND COMPLIANCE

Aclaris’s Code of Conduct notes that its Compliance Department, led by the Company’s CCO, conducts “annual training regarding the Code of Conduct” and “periodic training on key areas of legal risk.” Aclaris shall ensure that its existing training program adheres to the following conditions:

2

(a)In the event a director, officer, employee, independent contractor, or agent of Aclaris is appointed or hired after Aclaris’s annual or periodic training for a particular period of time, a special training session shall be held for such individual within fourteen (14) business days of his or her appointment or hiring; and

(b)Each written training certification shall be maintained by Aclaris’ CCO for a period of ten (10) years from the date it was executed.

3.IMPROVEMENTS TO THE WHISTLEBLOWER POLICY

The Company maintains a Whistleblower Policy that purports to afford employees the ability to report concerns anonymously and without fear of retaliation. Despite this, the alleged misconduct at issue occurred without being reported. To further strengthen the Whistleblower Policy, the Company shall amend it as follows and shall post the amended Whistleblower Policy on the Company’s website:

(a)The Whistleblower Policy—with the endorsement of the Board and the most senior management of the Company—must adequately notify employees, independent contractors and vendors of Aclaris of the following:

(i)Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(ii)If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint to the Compliance Committee, Audit Committee, CCO, and/or The Compliance Hotline or Compliance Web-Reporting Tool; and

3

(iii)If an employee is subject to an adverse employment decision as a result of whistleblowing, the employee may file a complaint with the Department of Labor consistent with the law in the applicable jurisdiction (a failure to report such claims does not foreclose any other available legal remedy).

4.	IMPROVEMENTS TO THE RESEARCH AND DEVELOPMENT COMMITTEE

Aclaris recently created a Research and Development Committee (the “R&D Committee”), which provides oversight over research and development activities of the Company.  In addition to its existing responsibilities, the R&D Committee shall be responsible for the following:

(a)overseeing the Company’s research and development strategy and related activities;

(b)meeting at least quarterly with the head of the Company’s research & development department;

(c)overseeing the proper and timely disclosure of any significant issues or problems with ongoing clinical trials, tests, or other studies or analyses; and

(d)preparing an annual verbal report to the full Board, with the assistance of Aclaris management, regarding: (i) all clinical trials under way, including but not limited to all significant clinical data, results, studies or analyses of drug safety and efficacy and all significant communications with reviewing regulatory agencies relating thereto; (ii) any issues of concern regarding such clinical trials; and (iii) the effectiveness of and proposed enhancements to Aclaris’ public disclosures and disclosure policies and processes relating to clinical trials, tests, or other studies or analyses of drug safety and efficacy.

4

EXHIBIT B

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ACLARIS THERAPEUTICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-10641-LJL

[PROPOSED] PRELIMINARY APPROVAL ORDER

This matter came before the Court for a hearing on ___________, 2021.  Derivative Plaintiffs1 have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought on behalf of Aclaris , in accordance with the Stipulation and Agreement of Settlement dated July 29, 2021 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement; and (iii) setting a date for the Settlement Hearing.2

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal with prejudice of the above-captioned stockholder derivative action brought on behalf of Aclaris (“Derivative Action”), and resolution of Celeste Piper's factually-related document inspection demand brought pursuant to title 8, section 220 of the Delaware General Corporation Law Code (the “Inspection Demand”);

[1]

“Derivative Plaintiffs” refers to plaintiffs Keith Allred and Bruce Brown in the above-captioned consolidated stockholder derivative action.  Derivative Plaintiffs, together with Celeste Piper (who has a pending inspection demand with Aclaris Therapeutics, Inc. (“Aclaris” or the “Company”)), are collectively referred to as “Plaintiffs.”

[2]

Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

WHEREAS, the Court having: (i) read and considered Plaintiffs' Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Aclaris and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Aclaris stockholders should be apprised of the Settlement through the proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.This Court, for purposes of this order (“Preliminary Approval Order”), adopts the definitions set forth in the Stipulation.

2.This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3.A hearing shall be held on _______________, 2021 at ____ _.m., before the Honorable Lewis J. Liman, at the U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the form of the notice of the Settlement and means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

4.The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5.Within ten (10) calendar days after the entry of this Preliminary Approval Order, Aclaris shall: (i) issue the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (“Notice”) via a press release on GlobeNewswire or PR Newswire; (ii) file with the U.S. Securities and Exchange Commission (“SEC”) the Notice and Stipulation as exhibits to a Form 8-K; and (iii) post the Notice and the Stipulation on the Investor Overview page of Aclaris’ corporate website.  The Notice will contain a link to the page of Aclaris’ corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing.

6.All costs incurred in the publication, filing and posting of the notice of the Settlement shall be paid by Aclaris, and Aclaris shall undertake all administrative responsibility for the publication, filing and posting of the notice of the Settlement.

7.At least twenty-one (21) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing,

publishing, and posting the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8.All Current Aclaris Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Current Aclaris Stockholders.

9.Neither the Stipulation nor the Settlement, including any Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:  (a) is or may be deemed to be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Aclaris; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of any liability, fault or omission of any of the Released Persons or Aclaris in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum.  Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the Court approval order, and/or the Judgement in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10.Pending final determination of whether the Settlement should be approved, Plaintiffs and Current Aclaris Stockholders shall not commence or prosecute against any of the

Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

11.Any stockholder of Aclaris common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded.  However, no Aclaris stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Aclaris stockholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, and setting forth proof, including documentary evidence, of current ownership of Aclaris stock and ownership of Aclaris stock as of July 29, 2021, and setting forth the identities of any cases, by name, court, and docket number, in which the objector or his, or, or its attorney has objected to a settlement in the last three years.

12.At least fourteen (14) calendar days prior to the Settlement Hearing set for _____________, 2021, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the Southern District of New York,

500 Pearl Street, New York, New York 10007 and serve such materials by that date, to each of the following Settling Parties' counsel:

Counsel for Plaintiffs:	Counsel for Defendants:

THE ROSEN LAW FIRM, P.A.	KATTEN MUCHIN ROSENMAN LLP
Phillip Kim	Bruce G. Vanyo
275 Madison Avenue, 40th Floor	Thomas Artaki
New York, NY 10016	575 Madison Avenue
Telephone: (212) 686-1060	New York, NY 10022
Facsimile: (212) 202-3827	Telephone: (212) 940-8800
E-mail: pkim@rosenlegal.com	Facsimile: (212) 940-8776
E-mail: bruce@katten.com
THE BROWN LAW FIRM, P.C.	thomas.artaki@katten.com
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017	MINTZ, LEVIN, COHN, FERRIS,
Telephone: (516) 922-5427	GLOVSKY AND POPEO, P.C.
Facsimile: (516) 344-6204	Jason C. Vigna
E-mail: tbrown@thebrownlawfirm.net	666 3rd Avenue
New York, NY 10017
Co-Lead Counsel for Derivative Plaintiffs	Telephone: (212) 935-3000
Facsimile: (212) 983-3115
ROBBINS LLP	E-mail: JVigna@mintz.com
Kevin A. Seely
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: kseely@robbinsllp.com

Counsel for Stockholder Celeste Piper

13.Only stockholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise.

14.Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense

Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

15.Plaintiffs shall file their motion for final approval of the Settlement at least twenty-one (21) calendar days prior to the Settlement Hearing.  If there is any objection to the Settlement, Plaintiffs shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing.

16.All proceedings in this Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of this Stipulation.

17.This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to stockholders.

18.Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:  (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

19.The Court reserves:  (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Aclaris stockholders; (ii) the right to continue or adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to Aclaris stockholders; (iii) and the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Aclaris stockholders.  Any Aclaris stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court's calendar and/or the Investor Overview page of Aclaris’ corporate website for any change in date, time or format of the Settlement Hearing. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
HONORABLE LEWIS J. LIMAN
U.S. DISTRICT JUDGE

EXHIBIT C

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ACLARIS THERAPEUTICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-10641-LJL

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF THE COMMON STOCK OF ACLARIS THERAPEUTICS, INC. ("ACLARIS" OR THE "COMPANY") CURRENTLY AND AS OF JULY 29, 2021 ("APPLICABLE ACLARIS STOCKHOLDERS"):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION.  PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  IF YOU ARE AN ACLARIS STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Southern District of New York (the "Court"), that a proposed settlement has been reached to settle a stockholder derivative action brought on behalf and for the benefit of Aclaris, titled In re Aclaris Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-10641-LJL ("Derivative Action"), and a factually-related document inspection demand issued on Aclaris pursuant to title 8, section 220 of the Delaware General Corporation Law Code (the "Inspection Demand").1

[1]

All capitalized terms herein have the same meanings as set forth in the Settling Parties' Stipulation and Agreement of Settlement dated July 29, 2021 (the "Stipulation"), which is available for viewing on the website of Aclaris at www. aclaristx.com.

As explained below, a hearing will be held on _______________, 2021 at ____ _.m., before the Honorable Lewis J. Liman, at the U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007 (the "Settlement Hearing"), at which the Court will determine whether to approve the Settlement.  You have an opportunity to be heard at that hearing.  The Company has issued this Notice because your rights may be affected by the Settlement.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice.  If approved by the Court, the Settlement will fully resolve the Derivative Action and Inspection Demand, including the dismissal of the Derivative Action with prejudice.  For a more detailed statement of the matters involved in the Derivative Action, Inspection Demand, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007.  The Stipulation is also available for viewing on the website of Aclaris at www.aclaristx.com.  For a fee, all papers filed in the Derivative Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action or Inspection Demand, but is merely to advise you of the pendency and settlement of the derivative claims.

BECAUSE THIS IS NOT A CLASS ACTION SETTLEMENT, THERE IS NO CLAIMS PROCEDURE.  This case was brought to protect the interests of Aclaris.  The Settlement will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTION AND INSPECTION DEMAND

The derivative claims arise from Plaintiffs’ allegations that the Individual Defendants allegedly breached fiduciary duties by issuing or causing the Company to issue false and misleading statements and omissions in connection with the risks, efficacy, and side effects of Aclaris' then-product, ESKATA™ for the treatment of raised seborrheic keratosis, and failing to ensure the Company maintained adequate internal controls.  The Defendants deny Plaintiffs’ allegations.

On November 15, 2019, plaintiff Allred filed a Verified Shareholder Derivative Complaint on asserted behalf of Aclaris against the Individual Defendants in the Court, asserting claims for alleged breaches of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and for violations of Section 14(a) of the Securities Exchange Act of 1934.  On November 25, 2019, plaintiff Brown filed his own Verified Shareholder Derivative Complaint asserted on behalf of Aclaris against the Individual Defendants in the Court, asserting the same claims as in plaintiff Allred's complaint.  Plaintiff Allred's action and plaintiff Brown's action (together, the "Derivative Action") were consolidated on December 12, 2019.

On January 10, 2020, the Court granted the parties' stipulation and stayed proceedings in the Derivative Action until the resolution of a motion to dismiss in a related consolidated securities class action pending in the Court, captioned Rosi v. Aclaris Therapeutics, Inc., et al., Case No. 1:19-cv-07118-LJL-JLC (S.D.N.Y.) (the "Securities Class Action").

On July 10, 2020, stockholder Celeste Piper sent the Company a document inspection demand pursuant to title 8, section 220 of the Delaware General Corporation Law Code (the "Inspection Demand").  Counsel for stockholder and counsel for the Company exchanged several communications, and, on August 31, 2020, they entered into an agreement to stay the Inspection Demand until the resolution of the motion to dismiss in the Securities Class Action.

On March 29, 2021, the motion to dismiss in the Securities Class Action was granted in part and denied in part.  On May 6, 2021, the parties in the Derivative Action stipulated to continue the stay of the Derivative Action until the resolution of a motion for summary judgment in the Securities Class Action, which defendants intended to file had the parties to the Securities Class Action not agreed to a settlement.  The Court so-ordered this stipulation on May 18, 2021.

Settlement Negotiations

After May 6, 2021, consistent with agreements and discussions between the respective Plaintiffs' counsel and counsel for the Defendants, the Plaintiffs agreed with Defendants to attend a mediation at which the parties to the Securities Class Action also participated.  The mediation was set for June 4, 2021, with experienced JAMS mediator Jed D. Melnick, Esq. (the "Mediator").

On May 13, 2021, counsel for the Settling Parties and the parties to the Securities Class Action attended a pre-mediation conference call with the Mediator.  Following the call, the Settling Parties engaged in significant efforts to try to settle the derivative claims in the best interests of the Company.

On May 22, 2021, Plaintiffs sent a settlement demand letter to Defendants, proposing a settlement framework, which included a comprehensive set of corporate governance reforms designed to remedy perceived weaknesses in the Company's internal controls.

On May 25, 2021, the Plaintiffs and the Defendants exchanged substantive mediation briefs, addressing the allegations in the Derivative Action, including arguments and defenses relating to liability and damages.

On June 4, 2021, Defendants responded to Plaintiffs' settlement demand, and provided substantive responses to Plaintiffs' proposed corporate governance reforms.

On June 4, 2021, the Settling Parties attended the full-day mediation via Zoom.  During the mediation, the Settling Parties' negotiations regarding the corporate governance reforms continued.  Late in the day on June 4, 2021, the Settling Parties, with the assistance of the Mediator, reached an agreement in principle on the substantive terms of the proposed settlement, including corporate governance reforms that Aclaris would adopt as consideration for the settlement ("Corporate Governance Reforms").

Following the Settling Parties' agreement in principle on the substantive terms of the proposed settlement, the Settling Parties separately negotiated the attorneys' fees and expenses that would be payable in recognition of the substantial benefits achieved through the settlement.  Later in the evening of June 4, 2021, the Settling Parties, with the assistance of the Mediator, reached an agreement on the attorneys' fees and expenses to be paid to counsel for Plaintiffs by the Defendants’ insurer.

On June 8, 2021, the Settling Parties executed a term sheet, which memorialized the material terms of the settlement of the Derivative Action and the Inspection Demand ("Settlement Term Sheet"), the terms of which are set forth in full in the Stipulation.

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims have substantial merit, and Plaintiffs' entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action or Inspection Demand.  However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals.  Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation.  Plaintiffs' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Action and Inspection Demand.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Aclaris.  Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of Aclaris and have agreed to settle the Derivative Action and Inspection Demand upon the terms and subject to the conditions set forth in the Stipulation.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Action and Inspection Demand.  The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Action or Inspection Demand.  Defendants have further asserted and continue to assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Aclaris and its stockholders.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Action and Inspection Demand to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation.  Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this.  Defendants have, therefore, determined that it is in the best interests of Aclaris for the Derivative Action and Inspection Demand to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	INDEPENDENT DIRECTOR APPROVAL

The members of Aclaris' Board (defined herein), in exercising their business judgment, have unanimously approved this Settlement and each of its terms, including the Corporate Governance Reforms and the Fee and Expense Amount, as in the best interests of Aclaris and its stockholders.  The Board acknowledges and agrees that the Settlement is fair, reasonable, and adequate.

V.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Aclaris' website at www.aclaristx.com.  The following is only a summary of its terms.

As a result of the filing, prosecution, and settlement of the Derivative Action and Inspection Demand, Aclaris shall, within ninety (90) days of entry of the Judgment, adopt resolutions and amend appropriate committee charters to ensure adherence to the Corporate Governance Reforms, which are identified in Exhibit A attached to the Stipulation, for a period of no less than three (3) years.  Aclaris and its Board acknowledge and agree that the Corporate Governance Reforms confer substantial benefits upon Aclaris and its stockholders.  Aclaris also acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action and the Inspection Demand were the cause of the Company's decision to adopt, implement, and maintain the Corporate Governance Reforms.

The Reforms, which are specifically designed to address the alleged wrongdoing by improving Aclaris’ corporate governance, provide for, among other things:

●Improvements to the Executive Compliance Committee, including reporting requirements to the Audit Committee; and the requirement that the Executive Compliance Committee, together with an independent advisor, review the effectiveness of the Company's compliance controls and implement changes as necessary;
●Training in risk assessment and compliance, including special trainings for newly onboarded individuals;
●Improvements to the Whistleblower Policy, including clear assurance to employees of Aclaris that retaliation is forbidden and subject to criminal penalties; and
●Improvements to the Research and Development Committee, including requiring oversight over the Company's research and development strategy, meeting quarterly with the head of the Company's research and development department, overseeing proper and timely disclosure of any significant issues or problems with ongoing clinical trials or other studies or analyses, and preparing an annual verbal report to the entire Board regarding ongoing clinical trials, any areas of concern regarding those clinical tries, and the strength of the Company's disclosure controls as they relate to clinical trials or other studies or analyses of drug safety and efficacy.

This Notice provides a summary of some, but not all, of the Corporate Governance Reforms that Aclaris has agreed to adopt as consideration for the Settlement.  For a list of all of the Corporate Governance Reforms, please see Exhibit A to the Stipulation, which is available for viewing at the Court or on Aclaris' website at www.aclaristx.com.

VI.	RELEASES

The Releasing Parties, including Current Aclaris Stockholders, shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Action or Inspection Demand against the Released Persons.

VII.	PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

After negotiating the substantive terms of the settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Plaintiffs' Counsel for their attorneys' fees and expenses.  The Settling Parties engaged in an all-day, in-person formal mediation before experienced JAMS mediator Jed D. Melnick, Esq., who assisted the Settling Parties in reaching an agreement as to the amount of attorneys' fees and expenses to be paid to Plaintiffs' Counsel.  In recognition of the substantial benefits conferred upon Aclaris as a direct result of the Corporate Governance Reforms achieved through the prosecution and Settlement of the Derivative Action and Inspection Demand, and subject to Court approval, the Individual Defendants shall cause their insurer to pay Plaintiffs' Counsel the agreed-to amount of four hundred and twenty-five thousand dollars ($425,000) (the "Fee and Expense Amount").  To date, Plaintiffs' Counsel have neither received any payment for their services in prosecuting and settling the Derivative Action or Inspection Demand, nor have counsel been reimbursed for their out-of-pocket expenses incurred.  The Settling Parties believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type.  Aclaris stockholders are not personally liable for the payment of any award of attorneys' fees and expenses.

Plaintiffs' Counsel may apply to the Court for Service Awards of up to one thousand five hundred dollars ($1,500) for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Award in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Action and Inspection Demand.  Neither Aclaris nor any of the Individual Defendants shall be liable for any portion of any Service Awards.

VIII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held on _______ __, 2021, at __ _.m. before the Honorable Lewis J. Liman at the U.S. District Court for the Southern District of New York, 500 Pearl Street New York, NY 10007 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the form of the notice of the Settlement and the means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you.  If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or Aclaris' website at www.aclaristx.com for any change in date, time or format of the Settlement Hearing.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Aclaris Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses and amount of Service Awards should not be approved.  However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel, if you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.Your name, legal address, and telephone number;

2.The case name and number (Lead Case No. 1:19-cv-10641-LJL);

3.Proof, including written documentation, of being a Aclaris stockholder currently and as of July 29, 2021;

4.A statement of each objection being made;

5.The identities of any cases, by name, court, and docket number, in which you and/or your attorney has objected to a settlement in the last three years;

6.Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7.Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ______, 2021.  All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Southern District of New York, 500 Pearl Street New York, NY 10007, and they must be served by that date on each of the following Settling Parties' counsel:

Counsel for Plaintiffs:	Counsel for Defendants:

THE ROSEN LAW FIRM, P.A.	KATTEN MUCHIN ROSENMAN LLP
Phillip Kim	Bruce G. Vanyo
275 Madison Avenue, 40th Floor	Thomas Artaki
New York, NY 10016	575 Madison Avenue
Telephone: (212) 686-1060	New York, NY 10022
Facsimile: (212) 202-3827	Telephone: (212) 940-8800
E-mail: pkim@rosenlegal.com	Facsimile: (212) 940-8776
THE BROWN LAW FIRM, P.C.	E-mail: bruce@katten.com
Timothy Brown	thomas.artaki@katten.com
767 Third Avenue, Suite 2501
New York, NY 10017	MINTZ, LEVIN, COHN, FERRIS,
Telephone: (516) 922-5427	GLOVSKY AND POPEO, P.C.
Facsimile: (516) 344-6204	Jason C. Vigna
E-mail: tbrown@thebrownlawfirm.net	666 3rd Avenue
New York, NY 10017
Co-Lead Counsel for Derivative Plaintiffs	Telephone: (212) 935-3000
Facsimile: (212) 983-3115
ROBBINS LLP	E-mail: JVigna@mintz.com
Kevin A. Seely
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: kseely@robbinsllp.com

Counsel for Stockholder Celeste Piper

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________, 2021.  Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current Aclaris Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Aclaris' website at www.aclaristx.com.  You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court Southern District of New York, 500 Pearl Street New York, NY 10007.  In addition, for a fee, you can access the Court docket in this case through the Public Access to Court Electronic Records (“PACER”) system at https://ecf.nysd.uscourts.gov.  You may also obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, E-mail: pkim@rosenlegal.com; or Kevin A. Seely, Robbins LLP, 5040 Shoreham Place, San Diego, CA 92122, Telephone: (619) 525-3990, E-mail: kseely@robbinsllp.com.

PLEASE DO NOT CONTACT THE COURT OR ACLARIS
THERAPEUTICS, INC. REGARDING THIS NOTICE.

EXHIBIT D

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ACLARIS THERAPEUTICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-10641-LGL

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on ____________, 2021, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation and Agreement of Settlement dated July 29, 2021, and the exhibits thereto (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement.  Good cause appearing therefore, the Court enters this [Proposed] Order and Final Judgment (the "Judgment").

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties to the Derivative Action.

3.The Court finds that the form of the notice of the Settlement and the means of dissemination of the notice of the Settlement provided to Current Aclaris Stockholders constituted the best notice practicable under the circumstances and fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4.The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, and further finds that the Settlement is in the best interests of Aclaris and its stockholders.

5.The Derivative Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided below.

6.Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Action or Inspection Demand against the Released Persons. This shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7.Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs' Counsel and their Related Persons, and Current Aclaris Stockholders (solely in their capacity as Aclaris stockholders) and their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action, Inspection Demand, or the Released Claims. This shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8.Upon the Effective Date, the Releasing Parties, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons. This shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9.During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

10.The Court hereby approves the sum of $425,000 for the payment of Plaintiffs' Counsel's attorneys' fees and expenses ("Fee and Expense Award"), and finds that the Fee and Expense Award is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs' Counsel in connection with the Settlement. The Fee and Expense Award shall be distributed in accordance with the terms of the Stipulation.

11.The Court hereby approves the Service Awards of $1,500 for each of the Plaintiffs to be paid from Plaintiffs' Counsel's Fee and Expense Award in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Action and the Inspection Demand.

12.Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

13.The Released Persons may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.

14.Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. If for any reason the Effective Date does not occur, or if the Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms, then: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Action as of June 4, 2021; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Award paid to Plaintiffs' Counsel shall be refunded and returned within thirty (30) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action, Inspection Demand, or in any other action or proceeding.  In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Action, Inspection Demand, or in any other proceeding for any purpose.

15.Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

16.This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HONORABLE LEWIS J. LIMAN U.S. DISTRICT JUDGE